EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT
                              --------------------

     This EMPLOYMENT AGREEMENT (the "Agreement") is made this 10th day of April, 2007 by and between CompuDyne Corporation, a Nevada corporation (the "Company") and Geoffrey Feidelberg ("Feidelberg").

     In consideration of the mutual covenants and promises contained herein, the parties, intending to be legally bound hereby, agree as follows:

     1. Term of Employment. The Company shall employ Feidelberg and Feidelberg hereby accepts employment with the Company, upon such terms as are set forth in this Agreement, for the period commencing on April 10, 2007 (the "Commencement Date") and ending on December 31, 2008, unless sooner terminated in accordance with the provisions of Section 4 (such period, as it may be extended as provided herein, the "Employment Period"). This Agreement shall automatically be renewed for additional one-year terms unless either party gives contrary prior written notice at least 180 days prior to the end of the then-current term.

     2. Title; Capacity. During the Employment Period, Feidelberg shall serve as Chief Financial Officer of the Company and in such additional positions as the Board of Directors of the Company (the "Board") may determine from time to time. During the Employment Period, Feidelberg's primary responsibility will be to manage the overall financial operations of the Company, all in accordance with the duties and responsibilities delegated to Feidelberg by the Board or the Chief Executive Officer of the Company (the "CEO"). Feidelberg will report to the CEO and will be based in the Company's Annapolis, MD headquarters. Feidelberg hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board and/or the CEO shall from time to time reasonably assign to him. Feidelberg agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

     3. Compensation and Benefits.
          a. Salary. The Company shall continue to pay Feidelberg his current salary of $288,750 per year (the "Base Salary") to be paid in accordance with the Company's standard procedures. The Company will review the Base Salary annually to determine if in its judgment an adjustment is appropriate.
          b. Incentive Compensation. In addition to the Base Salary, after the conclusion of each 12 month period ending July 31 (a "Bonus Year"), Feidelberg will receive a bonus ("Annual Bonus") solely at the discretion of the CEO and the Compensation Committee of the Board.
          c. Reimbursement of Expenses. The Company shall reimburse Feidelberg for all reasonable travel, entertainment and other expenses incurred or paid by Feidelberg in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by Feidelberg of documentation, expense statements, vouchers and/or such other supporting information as the Company may request; provided, however, that such expenses are incurred in compliance with the Company's travel and other policies and that such expenses do not exceed the amount available for such travel, entertainment and other expenses as may be fixed in advance by the CEO.
          d. Benefits. Feidelberg shall be eligible to participate in the standard benefits the Company makes available to its employees, and other benefits which he is currently receiving, e.g. provision of an appropriate vehicle supplied by the Company, up until his Termination as defined in Section 4 of this Agreement, or such longer period to the extent provided under Section
5. Feidelberg shall be entitled to four (4) weeks paid vacation per year.

     4. Termination. Feidelberg's employment by the Company pursuant to this Agreement shall terminate ( "Termination") upon the occurrence of any of the following:
          a. Expiration of the Employment Period;
          b. At the election of Company, for cause, immediately upon written notice by the Company to Feidelberg. For the purposes of this Section b, "cause" shall mean (i) the persistent material failure of Feidelberg to perform his assigned duties for the Company, (ii) intentional and willful misconduct relating to Feidelberg's employment hereunder, (iii) a material breach of this Agreement by Feidelberg or the breach of any material written policy of the Company or any other material contract between Feidelberg and the Company which is not cured within 30 days following written notice from the Company, or (iv) the conviction of Feidelberg of, or the entry of a pleading of guilty or nolo contendere by Feidelberg to, any crime involving moral turpitude or any felony;
          c. The death or thirty (30) days after the disability of Feidelberg. As used in this Agreement, the term "disability" shall mean the inability of Feidelberg, due to a physical or mental disability, for a period of 120 (one hundred and twenty) days, whether or not consecutive, during any 360-day period, to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both Feidelberg and the Company, provided that if Feidelberg and the Company do not agree on a physician, Feidelberg and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties; or
          d. At the election of the Company, upon not less than 180 (one hundred and eighty) days' prior written notice of Termination.

     5. Effect of Termination.
          a. Termination for Cause. In the event of Termination for cause pursuant to Section 4.b above, the Company shall pay to Feidelberg the Base Salary and benefits otherwise payable to him under Section 3 through the last day of his actual employment.
          b. Termination at Election of Company. In the event Termination is at the election of the Company pursuant to Section 4.d above; or in the event Feidelberg reasonably determines that there has been a significant change in his responsibilities or duties with the Company, or change in Feidelberg's principal place of employment from the greater Annapolis area and, for that reason, Feidelberg resigns his position(s) with the Company; the Company shall:
               (i) Pay to Feidelberg the Base Salary, a pro-rata portion of the Annual Bonus (if any) for the Bonus Year during which Termination occurs, and the value of the accrued vacation to which he is entitled under Section 3 above through the date of his Termination;
               (ii) Pay to Feidelberg the greater of (x) one year of Base Salary or (y) Base Salary through the end of the Employment Period, in either case payable ratably over the year according to standard payroll procedures; and
               (iii) the Company shall pay for COBRA coverage for health and dental benefits for Feidelberg and his family (to include spouse and dependent children) for the maximum period of 18 months or until Feidelberg is eligible for health benefits from another source, whichever is longer; and
               (iv) the Company shall pay for standard life insurance benefits and shall provide other benefits which Feidelberg is currently receiving for as long as Feidelberg is receiving payments pursuant to Section 5b2 above.

          c. Termination for Death or Disability. If Termination is as a result of the death or disability of Feidelberg pursuant to Section 4.c above, the Company shall pay to the estate of Feidelberg or to Feidelberg, as the case may be, the Base Salary, a pro-rata portion of the Annual Bonus (if any) for the applicable Bonus Year, and the value of the accrued vacation to which he is entitled under Section 3 above up to the end of the month in which Termination because of death or disability occurs.

     6. Confidential Information and Developments.
          a. Confidential Information.
               (i) Feidelberg agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the business or financial affairs of the Company or the business or financial affairs of any entity affiliated with the Company (collectively "Confidential Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Confidential Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Feidelberg will not disclose any Confidential Information to others outside the Company or use the same for any purposes without written approval, either during or after his employment or retention as a consultant by the Company, unless and until such Confidential Information has become public knowledge without fault by Feidelberg.
               (ii) Feidelberg agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Confidential Information, whether created by Feidelberg or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by Feidelberg only in the performance of his duties for the Company and shall be returned by Feidelberg upon Termination.
               (iii) Feidelberg agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (i) and (ii) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to Feidelberg in the course of the Company's business.
          b. Developments.
               (i) Feidelberg will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by Feidelberg or under his direction or jointly with others during his employment or retention as a consultant by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").
               (ii) Feidelberg agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this Section b shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by Feidelberg not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Confidential Information.

               (iii) Feidelberg agrees to cooperate fully with the Company, both during and after his employment by the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. Feidelberg shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.
          c. Other Agreements. Feidelberg hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment or retention as a consultant by the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Feidelberg covenants that his performance of all the terms of this Agreement will not breach any agreement, and that he will keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment by the Company.
          d. Survival. The provisions of this Section 6 shall survive the termination of this Agreement.

     7. Non-Compete.
          a. During the period Feidelberg is employed by the Company and for a period of one year after the earlier of: (i) notice of Termination or (ii) the last day of Feidelberg's actual employment, Feidelberg will not directly or indirectly:
               (i) compete with the Company in the business of the manufacture, sale, distribution or processing of any product or service substantially identical to or competitive with the products or services manufactured, sold, distributed or processed by the Company during the term of this Agreement and Feidelberg shall not assist any other person to do so; or be a proprietor, equity holder, investor (except as an investor holding not more than 5% of the capital stock, including options and warrants to purchase such capital stock, or other securities of a publicly held company), lender, partner, director, officer, employee, consultant or representative of any person who does or attempts to do so; or
               (ii) recruit, solicit, induce, or attempt to induce any of the employees or independent contractors of the Company or any of its affiliates to terminate their employment or contractual relationship with the Company or any such affiliate(s); and Feidelberg shall not assist any other person to do so, or be a proprietor, equity holder, investor (except as an investor holding not more than 5% of the capital stock, including options and warrants to purchase such capital stock, or other securities of a publicly held company), lender, partner, director, officer, employee, consultant or representative of any person who does or attempts to do so; or
               (iii) solicit, divert, take away, or attempt to divert or take away, from the Company any of its business or the patronage of its customers, clients, accounts, vendors or suppliers for products or services manufactured, sold, distributed or processed by the Company, and Feidelberg shall not assist any other person to do so, or be a proprietor, equity holder, investor (except as an investor holding not more than 5% of the capital stock, including options and warrants to purchase such capital stock, or other securities of a publicly held company), lender, partner, director, officer, employee, consultant or representative of any person who does or attempts to do so.
          b. If any restriction set forth in this Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.
          c. The restrictions contained in this Section 7 are necessary for the protection of the business and goodwill of the Company and are considered by Feidelberg to be reasonable for such purpose. Feidelberg agrees that any breach of this Section 7 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.
          d. Survival. The provisions of this Section 7 shall survive the termination of this Agreement.
     8. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party as set forth below:

                       a. If to Company:

                              CompuDyne Corporation
                              2530 Riva Road, Suite 201
                              Annapolis, Maryland  21401
                              Attention:  Chief Executive Officer
                              Fax:  410-266-8815

                       b. If to Feidelberg:

                              Mr.  Geoffrey F.  Feidelberg
                              2530 Riva Road Suite 201
                              Annapolis, Maryland 21401

     9. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. Notwithstanding anything else herein, this Agreement shall not amend, modify or terminate the Retention Agreement entered into by the Company and Feidelberg on June 28, 2005, and in the event of any conflict between this Agreement or the Retention Agreement, the Retention Agreement shall prevail.
     10. Amendment. This Agreement may be amended or modified only by a written instrument executed by the Company and Feidelberg.
     11. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland.
     12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of Feidelberg are personal and shall not be assigned by him.

     13. Miscellaneous.
          a. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
          b. Feidelberg acknowledges that he has had an opportunity to review this Agreement with his attorney and that counsel to the Company is not representing him in the negotiation of this Agreement.
          c. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.
          d. In case any incidental or non-material provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.
          e. This Agreement may be executed in counterparts, each of which shall be considered an original and which together shall constitute one agreement.


[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.




                                       COMPUDYNE CORPORATION


                                       By:   /s/ Martin Roenigk
                                          --------------------------------------
                                             Martin Roenigk, CEO



                                       By:  /s/ Geoffrey F. Feidelberg
                                          --------------------------------------
                                            Geoffrey F. Feidelberg